EXHIBIT 99.1

EMC INSURANCE GROUP INC. REPORTS
2003 THIRD QUARTER RESULTS AND DECLARES
88TH CONSECUTIVE QUARTERLY DIVIDEND

       DES MOINES, Iowa (November 4, 2003) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today reported operating income of $0.49 per share for the third quarter ended September 30, 2003 compared to $0.46 per share for the third quarter of 2002.(1) Operating income for the nine months ended September 30, 2003 was $1.25 per share compared to $1.21 per share for the same period in 2002.

       Net income, including realized investment gains/losses, was $6,382,000 ($0.56 per share) for the third quarter of 2003 compared to $4,301,000 ($0.38 per share) for the third quarter of 2002. Net income for the nine-month period ended September 30, 2003 totaled $14,258,000 ($1.25 per share) compared to $10,936,000 ($0.96 per share) for the same period in 2002.

       Results for the third quarter of 2003 were driven by unusually good loss experience in the reinsurance segment, which benefited from a significant decline in reported losses and favorable development on prior year reserves. This improvement in the operating results of the reinsurance segment more than offset a continued high level of storm losses and the previously reported reserve strengthening that occurred in the property and casualty insurance segment during the third quarter. As a result of the high level of storm losses experienced in the third quarter, storm losses for the first nine months of 2003 are greater than those experienced during the storm-plagued first nine months of 2001; however, the impact of these losses is not as severe because premium rate levels are much more adequate now than they were in 2001.

       As reported on September 19, 2003, the Company strengthened its bulk loss and settlement expense reserves during the third quarter of 2003 in response to a recently completed actuarial evaluation of the carried reserves for the property and casualty insurance segment. This increase in reserves amounted to $4,583,000 and reduced third quarter earnings by $2,979,000 ($0.26 per share) on an after tax basis. Actuarial evaluations of the Company's carried reserves are performed on a regularly-scheduled basis and it is the Company's standard practice to adjust its carried reserves as necessary in response to these evaluations in an effort to maintain a consistent level of reserve adequacy. The adjustment in reserves implemented in the third quarter of 2003 represents an increase of only 1.3 percent of the total loss and settlement expense reserves carried at June 30, 2003.

       Premiums earned increased 12.3 percent to $84,210,000 for the three months ended September 30, 2003 from $74,979,000 for the same period in 2002. For the nine-month period ended September 30, 2003, premiums earned increased
13.7 percent to $246,570,000 from $216,837,000 for the same period in 2002.
These increases are primarily attributed to rate increases implemented during the last two years in the property and casualty insurance business as well as significant growth and improved pricing in the assumed reinsurance business. The market for property and casualty insurance remained firm during the third quarter of 2003 and this trend is expected to continue into 2004. The Company has been able to implement moderate rate increases during the first nine months of 2003 and additional rate increases are anticipated for the remainder of the year. These increases will be targeted to specific accounts, territories and lines of business where rates remain inadequate.

       "We experienced our most profitable third quarter ever and are on track to surpass our 2002 full year results, despite a continued high level of storm losses and some necessary reserve strengthening," stated President and CEO Bruce G. Kelley. "Implementation of our long-term strategic plan has resulted in an improved book of business that is more properly priced. We enjoyed the strong performance of our reinsurance segment this quarter and are well positioned for substantially improved results from our property and casualty insurance segment in the future."

       Catastrophe and storm losses amounted to $8,703,000 ($0.49 per share after tax) in the third quarter of 2003 compared to $1,124,000 ($0.06 per share after tax) in the third quarter of 2002. Approximately $1,625,000 ($0.10 per share after tax) of the third quarter catastrophe and storm losses is attributable to Hurricane Isabel. For the first nine months of 2003, catastrophe and storm losses totaled $20,131,000 ($1.14 per share after tax) compared to $5,943,000 ($0.34 per share after tax) for the same period in 2002.

       The Company's GAAP combined ratio was 98.6 percent in the third quarter of 2003 compared to 100.0 percent in the third quarter of 2002. For the first nine months of 2003, the GAAP combined ratio was 100.3 percent compared to
101.7 percent for the first nine months of 2002.

       Net book value of the Company's stock as of September 30, 2003 was $15.13 per share, an increase of 9.3 percent from $13.84 per share at December 31, 2002.

       The Board of Directors of EMC Insurance Group Inc. has declared a quarterly dividend of $0.15 per share of common stock payable November 24, 2003 to shareholders of record as of November 17, 2003. This is the eighty-eighth consecutive quarterly dividend paid since EMC Insurance Group Inc. became a publicly held company in February 1982.

       EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.

       The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rate agency actions and other risks and uncertainties inherent to the Company's business.

       (1)The Company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Summary of Consolidated Financial Data schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.



                    Summary of Consolidated Financial Data
                               (UNAUDITED)

                               Three months ended       Nine months ended
                                  September 30,           September 30,
                            ----------------------- -------------------------
                                2003        2002        2003         2002
                            ----------- ----------- ------------ ------------
Premiums earned ............$84,210,207 $74,979,176 $246,569,873 $216,837,256
Net investment income ......  7,013,882   7,934,259   22,247,862   24,539,285
Other income ...............    195,993     190,584      628,151      567,859
                            ----------- ----------- ------------ ------------
Total revenues ............. 91,420,082  83,104,019  269,445,886  241,944,400

Losses and expenses ........ 83,671,446  75,791,325  249,570,981  222,542,620
                            ----------- ----------- ------------ ------------
  Operating income before
    income tax expense .....  7,748,636   7,312,694   19,874,905   19,401,780

Income tax expense .........  2,129,748   2,139,915    5,624,066    5,579,139
                            ----------- ----------- ------------ ------------
Operating income after
  income tax expense .......  5,618,888   5,172,779   14,250,839   13,822,641
                            ----------- ----------- ------------ ------------
Realized investment gains
  (losses) .................  1,174,178  (1,340,914)      10,977   (4,441,374)

Income tax expense (benefit)    410,962    (469,320)       3,842   (1,554,481)
                            ----------- ----------- ------------ ------------
  Net realized investment
    gains (losses) .........    763,216    (871,594)       7,135   (2,886,893)
                            ----------- ----------- ------------ ------------
    Net income .............$ 6,382,104 $ 4,301,185 $ 14,257,974 $ 10,935,748
                            =========== =========== ============ ============

Operating income per share
- basic and diluted ........$      0.49 $      0.46 $       1.25 $       1.21
                            =========== =========== ============ ============

Net income per share
- basic and diluted ........$      0.56 $      0.38 $       1.25 $       0.96
                            =========== =========== ============ ============

Dividend per share .........$      0.15 $      0.15 $       0.45 $       0.45
                            =========== =========== ============ ============

Average number of shares
  outstanding
- basic and diluted ........ 11,471,458  11,391,128   11,439,176   11,369,014
                            =========== =========== ============ ============



WRITTEN PREMIUMS*
                                     2003           2002
                                 -----------    -----------
Property & Casualty Insurance:
Three Months ended:
  March 31,.....................$ 60,022,622    $ 54,843,250
  June 30, .....................  65,126,418      62,295,162
  September 30, ................  73,490,595      70,786,649
                                 -----------    ------------
Year to date: ..................$198,639,635    $187,925,061
                                ============    ============

Reinsurance:
Three Months ended:
  March 31,.....................$ 23,301,452    $ 17,296,985
  June 30, .....................  22,160,253      17,683,733
  September 30, ................  22,159,616      18,301,894
                                 -----------    ------------
Year to date: ..................$ 67,621,321    $ 53,282,612
                                ============    ============

Total:
Three Months ended:
  March 31,.....................$ 83,324,074    $ 72,140,235
  June 30, .....................  87,286,671      79,978,895
  September 30, ................  95,650,211      89,088,543
                                 -----------    ------------
Year to date: ..................$266,260,956    $241,207,673
                                ============    ============

* Statutory data rather than GAAP. However, this data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual. Consequently, no reconciliation to GAAP is required by the SEC's Regulation G.



                             Consolidated Balance Sheet

                                                  September 30,  December 31,
                                                       2003          2002
ASSETS                                            -------------  ------------
Investments:                                        (UNAUDITED)
  Fixed maturities:
    Securities held-to-maturity, at amortized cost
      (fair value $21,753,439 and $61,639,037) ... $ 19,591,405  $ 55,033,675
    Securities available-for-sale, at fair value
      (amortized cost $384,384,236 and
      $459,844,928) ..............................  410,137,457   485,855,966
  Fixed maturity securities on loan:
    Securities held-to-maturity, at amortized cost
      (fair value $33,465,539 and $0) ............   30,647,575             -
    Securities available-for-sale, at fair value
      (amortized cost $95,304,043 and $0) ........   95,523,795             -
  Equity securities available-for-sale, at fair
    value (cost $39,363,953 and $38,444,030) .....   44,283,952    34,596,985
  Other long-term investments, at cost ...........    3,737,307     3,057,000
  Short-term investments, at cost ................   41,628,042    29,650,230
                                                   ------------  ------------
           Total investments .....................  645,549,533   608,193,856

Balances resulting from related party transactions
  with Employers Mutual:
    Reinsurance receivables ......................   14,971,636    11,582,136
    Prepaid reinsurance premiums .................    5,421,803     2,442,899
    Intangible asset, defined benefit
      retirement plan ............................    1,411,716     1,411,716
    Other assets .................................    2,773,391     1,331,816
    Indebtedness of related party ................   17,894,094             -

Cash .............................................      470,899      (119,097)
Accrued investment income ........................    7,047,430     9,179,555
Accounts receivable (net of allowance for
  uncollectible accounts of $7,297 and $7,297) ...      655,332       772,944
Income taxes recoverable .........................            -       213,504
Deferred policy acquisition costs ................   29,056,226    24,926,861
Deferred income taxes ............................   11,318,163    13,986,172
Goodwill, at cost less accumulated amortization
  of $2,616,234 and $2,616,234 ...................      941,586       941,586
Securities lending collateral ....................  131,944,998             -
                                                   ------------  ------------
           Total assets .......................... $869,456,807  $674,863,948
                                                   ============  ============

LIABILITIES
Balances resulting from related party transactions
  with Employers Mutual:
    Losses and settlement expenses ............... $357,126,346  $331,226,753
    Unearned premiums ............................  137,495,558   115,746,814
    Other policyholders' funds ...................    1,620,877     1,035,622
    Surplus notes payable ........................   36,000,000    36,000,000
    Indebtedness to related party ................            -     3,304,539
    Employee retirement plans ....................   11,448,173    10,014,349
    Other liabilities ............................   19,556,391    19,767,507

Income taxes payable .............................      401,528             -
Securities lending obligation ....................  131,944,998             -
                                                   ------------  ------------
       Total liabilities .........................  695,593,871   517,095,584
                                                   ------------  ------------

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
  shares; issued and outstanding, 11,494,418
  shares in 2003 and 11,399,050 shares in 2002 ...   11,494,418    11,399,050
Additional paid-in capital .......................   68,981,930    67,270,591
Accumulated other comprehensive income ...........   19,892,166    14,218,330
Retained earnings ................................   73,494,422    64,880,393
                                                   ------------  ------------
       Total stockholders' equity ................  173,862,936   157,768,364
                                                   ------------  ------------
       Total liabilities and stockholders' equity  $869,456,807  $674,863,948
                                                   ============  ============



                                    Segment Information
                                        (UNAUDITED)

                            Property
Nine Months Ended         and Casualty                 Parent
September 30, 2003         Insurance   Reinsurance    Company    Consolidated
------------------        ------------ ------------ ------------ ------------
Premiums earned ......... $180,870,135 $ 65,699,738 $          - $246,569,873
Losses and expenses .....  186,816,175   60,418,991            -  247,235,166
                          ------------ ------------ ------------ ------------
Underwriting (loss) gain    (5,946,040)   5,280,747            -     (665,293)

Net investment income ...   15,619,265    6,608,422       20,175   22,247,862
Other income ............      628,151            -            -      628,151
Interest expense ........      726,237      315,929            -    1,042,166
Other expenses ..........      811,645            -      482,004    1,293,649
                          ------------ ------------ ------------ ------------
  Operating income (loss)
    before income tax
    expense (benefit) ...    8,763,494   11,573,240     (461,829)  19,874,905

Realized investment gains
   (losses) .............      114,645     (103,668)           -       10,977
                          ------------ ------------ ------------ ------------
  Income (loss) before
    income tax expense
    (benefit) ........... $  8,878,139 $ 11,469,572 $   (461,829)$ 19,885,882
                          ============ ============ ============ ============


                            Property
Nine Months Ended         and Casualty                 Parent
September 30, 2002          Insurance   Reinsurance   Company    Consolidated
------------------        ------------ ------------ ------------ ------------
Premiums earned ......... $165,989,988 $ 50,847,268 $          - $216,837,256
Losses and expenses .....  166,829,614   53,695,821            -  220,525,435
                          ------------ ------------ ------------ ------------
Underwriting loss .......     (839,626)  (2,848,553)           -   (3,688,179)

Net investment income ...   17,669,191    6,775,603       94,491   24,539,285
Other income ............      567,859            -            -      567,859
Interest expense ........    1,005,986      150,308            -    1,156,294
Other expenses ..........      558,528            -      302,363      860,891
                          ------------ ------------ ------------ ------------
  Operating income (loss)
    before income tax
    expense (benefit) ...   15,832,910    3,776,742     (207,872)  19,401,780

Realized investment
  (losses) gains ........   (3,427,908)  (1,018,779)       5,313   (4,441,374)
                          ------------ ------------ ------------ ------------
  Income (loss) before
    income tax expense
    (benefit) ........... $ 12,405,002 $  2,757,963 $   (202,559)$ 14,960,406
                          ============ ============ ============ ============



                                              September 30,
Other data:                              2003              2002
--------------------------------------------------------------------
                                               (UNAUDITED)
Book Value Per Share ..............      $15.13            $13.55
Price to Book Value ...............        1.17x             1.05x

Common stock price:
     High .........................      $21.64            $17.20
     Low ..........................      $17.52            $13.25
     Close ........................      $17.66            $14.26
Effective tax rate ................       28.3%             26.9%
Statutory surplus as regards
  policyholders-insurance
  subsidiaries (in thousands)* ....    $159,486          $135,062


         Annualized Data
-----------------------------------
Net income as a percent of
  beginning stockholders' equity ..       12.1%             10.4%
Average ROE .......................       11.5%              9.9%
P/E Multiple (price/last 4 qtrs) ..       10.4x              9.9x

* Statutory data rather than GAAP. However, this data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual. Consequently, no reconciliation to GAAP is required by the SEC's Regulation G.